UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 26, 2026
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California Resources Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 World Trade Center
Suite 1500
Long Beach
California	90831
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 848-4754
_____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On June 26, 2026, California Resources Corporation (the “Company”) completed its previously announced private offering of $550 million aggregate principal amount of its 7.250% senior unsecured notes due 2035 (the “Notes”). The terms of the Notes are governed by the Indenture, dated as of June 26, 2026 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes will mature on January 15, 2035. Interest accrues from June 26, 2026 and will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 2027.
The Company intends to use the net proceeds from this offering, together with cash on hand and/or borrowings under its revolving credit facility, to fund the redemption of all outstanding $550 million in aggregate principal amount of its 8.250% senior unsecured notes due 2029 (the “2029 Notes”) at a redemption price of 104.125% thereof, and accrued and unpaid interest to, but excluding, the date of redemption. The redemption of the 2029 Notes closed on June 26, 2026.
The Notes are guaranteed on a senior unsecured basis by all of the Company’s existing subsidiaries that guarantee its obligations under its revolving credit facility and its existing 7.000% senior notes due 2034, and the Notes will be guaranteed by certain of the Company’s future subsidiaries. The Notes and the guarantees thereof are unsecured, rank equally in right of payment with all senior unsecured debt of the Company and the Guarantors and rank senior to all of the existing and future subordinated debt of the Company and the Guarantors.
The Company may, at its option, redeem some or all of the Notes at any time on or after July 15, 2029 at the redemption prices specified in the Indenture. Prior to such time, the Company may, at its option, redeem up to 40% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds from certain equity offerings at the redemption price specified in the Indenture. In addition, before July 15, 2029, the Company may redeem some or all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes redeemed, plus the applicable premium as specified in the Indenture and accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain kinds of change of control trigger events, the Company will be required to offer to repurchase the Notes at 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to, but excluding, the date of purchase. The Indenture contains other customary terms, events of default and covenants.
The above description of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture and the related guarantees is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
4.1	Indenture, dated June 26, 2026, by and among the Company, the Guarantors and the Trustee.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, Chief Strategy Officer and General Counsel
DATED: June 26, 2026